UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 22, 2010

MERCI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51356	52-2175891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 110310 Naples Florida 34108-0106
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (239) 598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02   TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On February 22, 2010, Merci, Inc., a Delaware corporation (the “Registrant”), Loeffler Inc., ("Loeffler") a New York corporation, and the shareholders of Loeffler (the "Shareholder") mutually agreed to terminate the Share Exchange Agreement that the parties entered into on May 5, 2008.  As a result of the termination, all of the parties’ respective obligations under the Share Exchange Agreement were terminated.  As of the date of the termination of the Share Exchange Agreement, and currently, there are no material relationships between the Registrant or any of its affiliates and Loeffler, other than in respect of the Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCI, INC.

By: /s/ Jose Acevedo

Jose Acevedo, President

Date: February 24, 2010